As filed with the Securities and Exchange Commission on March 8, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAGENTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-0724163
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Technology Square Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

MAGENTA THERAPEUTICS, INC. 2018 STOCK OPTION AND INCENTIVE PLAN

MAGENTA THERAPEUTICS, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Jason Gardner

President and Chief Executive Officer

Magenta Therapeutics, Inc.

100 Technology Square

Cambridge, Massachusetts 02139

(Name and address of agent for service)

(857) 242-0170

(Telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq.

William D. Collins, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers (i) 2,351,966 additional shares of the Registrant’s common stock, $0.001 par value per share (“Common Stock”), under the Magenta Therapeutics, Inc. 2018 Stock Option and Incentive Plan (the “2018 Plan”) and (ii) 587,991 additional shares of Common Stock under the Magenta Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the “2019 ESPP”). The number of shares of Common Stock reserved and available for issuance under the 2018 Plan is subject to an automatic annual increase on each January 1, beginning in 2019, by an amount equal to four percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the 2018 Plan). Accordingly, on January 1, 2022, the number of shares of Common Stock reserved and available for issuance under the 2018 Plan increased by 2,351,966. The additional shares are of the same class as other securities relating to the 2018 Plan for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-225838) on June 22, 2018, is effective. The number of shares of Common Stock reserved and available for issuance under the 2019 ESPP is subject to an automatic annual increase on each January 1, beginning in 2020, by an amount equal to the least of (i) one percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, (ii) 1,000,000 shares of Common Stock or (iii) such number of shares of Common Stock as determined by the Administrator (as defined in the 2019 ESPP). Accordingly, on January 1, 2022, the number of shares of Common Stock reserved and available for issuance under the 2019 ESPP increased by 587,991. The additional shares are of the same class as other securities relating to the 2019 ESPP for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-233125) on August  8, 2019, is effective. The information contained in the Registrant’s registration statements on Form S-8 (Registration No. 333-225838) and Form S-8 (Registration No. 333-233125) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38541) filed with the Securities and Exchange Commission on June 25, 2018).

4.2	Amended and Restated By-laws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38541) filed with the Securities and Exchange Commission on June 25, 2018).

4.3	Specimen Common Stock Certificate of the Registrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225178) filed with the Securities and Exchange Commission on June 8, 2018).

4.4	Second Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its stockholders dated April 2, 2018 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225178) filed with the Securities and Exchange Commission on May 24, 2018).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2018 Stock Option and Incentive Plan and forms of option agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225178) filed with the Securities and Exchange Commission on June 8, 2018).

99.2	2019 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38541) filed with the Securities and Exchange Commission on June 11, 2019).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 8, 2022.

Magenta Therapeutics, Inc.

By:	/s/ Stephen Mahoney
Stephen Mahoney
Chief Financial and Operating Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason Gardner and Stephen Mahoney, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for such person in such person’s, place and stead, in any and all capacities, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 of Magenta Therapeutics, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Gardner	President, Chief Executive Officer and Director (Principal Executive Officer)	March 8, 2022
Jason Gardner, D.Phil.

/s/ Stephen Mahoney	Chief Financial and Operating Officer (Principal Financial and Accounting Officer)	March 8, 2022
Stephen Mahoney

/s/ Jeffrey Albers	Director	March 8, 2022
Jeffrey Albers

/s/ Bruce Booth	Director	March 8, 2022
Bruce Booth, D.Phil.

/s/ Alexis A. Borisy	Director	March 8, 2022
Alexis A. Borisy

/s/ Thomas O. Daniel	Director	March 8, 2022
Thomas O. Daniel, M.D.

/s/ Alison Lawton	Director	March 8, 2022
Alison Lawton

/s/ Anne McGeorge	Director	March 8, 2022
Anne McGeorge

/s/ Amy L. Ronneberg	Director	March 8, 2022
Amy L. Ronneberg

/s/ David T. Scadden	Director	March 8, 2022
David T. Scadden, M.D.